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                                                                   Exhibit 10.21

                             CONSULTING AGREEMENT
                             --------------------

          THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as of the 20th day of May, 2000 by and between Businessliner, Inc. ("Consultant"), a Delaware corporation with its principal place of business at _______________, and Credit Management Solutions, Inc. ("Company"). Consultant and Company may sometimes hereinafter be referred to individually as a "party" or jointly as the "parties".

                             W I T N E S S E T H:
                             --------------------

          WHEREAS, Consultant's President, James DeFrancesco, was Company's founder and held the position of Chief Executive Officer until May of 1999; and

          WHEREAS, Consultant possesses unique knowledge relating to Company's business; and

          WHEREAS, Company desires to retain Consultant's services on a temporary basis for the purpose of providing strategic business management guidance and advice to Company and its Affiliates; and

          WHEREAS, Consultant is willing to provide such services to Company.

          NOW, THEREFORE, in consideration of the mutual promises and obligations specified in this Agreement, and any compensation paid to Consultant for services hereunder, and intending to be legally bound hereby, the parties agree as follows:

I.   SCOPE OF SERVICES
     -----------------

     A.   Scope of Services. Consultant agrees to render consulting services
          -----------------
("Services") to the Company and its Affiliates for the term of this Agreement. For the purposes of this Agreement, "Affiliate" means any person or entity that:

          1. directly or indirectly owns more than fifty percent (50%) of the voting stock of Company; or

          2. more than fifty percent (50%) of the voting stock of which is directly or indirectly owned by Company; or

          3. more than fifty percent (50%) of the voting stock of which is directly or indirectly owned by another person or entity that directly or indirectly owns more than fifty percent (50%) of the voting stock of Company.

The Services shall be as set forth in Exhibit A hereto and such other services
                                      ---------
as Company may from time to time prescribe.

     B.   Payment. Consultant shall be paid an annual fee of two hundred
          -------
thirteen thousand two hundred Dollars ($213,200.00), payable in bi-weekly installments. Any amounts
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previously paid by Company to Consultant or James DeFrancesco as compensation for consulting services rendered since January 1, 2000 shall be chargeable against this annual fee.

II.  TERM OF AGREEMENT
     -----------------

     A. The term of this Agreement shall commence on January 1, 2000 and shall expire on December 31, 2000. Thereafter, this Agreement shall be renewable only upon mutual written agreement of the parties.

III. CONFIDENTIAL INFORMATION
     ------------------------

     A. Company and/or its Affiliates may disclose or may have previously disclosed to Consultant or his agents, or Consultant or his agents may obtain access to, develop, or create, proprietary and confidential information or material concerning or related to Company's and/or its Affiliates' products and/or services, or to Company's and/or its Affiliates' manufacturing and/or marketing processes, servicing, existing products, or general business operations. Such information or material may include, but is not limited to, the discovery, invention, research, improvement, manufacture, or sale of the products or services (including, without limitation, information created, discovered or developed by Consultant, or made known to Consultant during the term of this Agreement or arising out of Consultant's or his staff's performance of the Services hereunder), or Company's and/or its Affiliates' trade secrets, processes, formulas, data, know-how, software, documentation, program files, flow/charts, drawings, software diagnostic techniques and other techniques, source and object code, standards, specifications, improvements, inventions, customer information, accounting data, statistical data, research projects, development and marketing plans, strategies, forecasts, computer programs, customer lists, sales, costs, profits, and pricing methods and organizations, employee lists, compensation plans (collectively, the "Information" or "Confidential Information"). Consultant acknowledges the confidential and secret character of the Information and agrees that the Information is the sole, exclusive, and extremely valuable property of Company and/or its Affiliates. Accordingly, Consultant agrees that he and his agents will not reproduce any of the Information without Company's prior written consent, or use the Information except in the ordinary course of performance of this Agreement, or divulge all or any part of the Information to any third party, either during or after the term of this Agreement.

     B.   Permitted Disclosure. Confidential Information shall not include any
          --------------------
information to the extent such information is generally known to the public through no disclosure or other act or omission, direct or indirect, of Consultant. Information shall not be deemed to be available to the general public for the purposes of this Agreement (a) merely because it is embraced by more general information in the prior possession of Consultant or of others, or
(b) merely because it is expressed in public literature in general terms not specifically in accordance with the Information.

     C.   Injunctive Relief. Consultant expressly agrees that the covenants set
          -----------------
forth in Article III are reasonable and necessary to protect Company and/or its Affiliates and their legitimate business interests, and to prevent the unauthorized dissemination of confidential Information to competitors of the Company and/or its Affiliates. Consultant also agrees that Company and/or its Affiliates will be irreparably harmed and that damages alone cannot

                                       2
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adequately compensate Company and/or its Affiliates if there is a violation of
Article III by Consultant, and that injunctive relief against Consultant is essential for the protection of Company and/or its Affiliates. Therefore, in the event of any such breach, it is agreed that, in addition to any other remedies available, Company and/or its Affiliates shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, plus attorneys' fees actually incurred for the securing of such relief.

IV.  INVENTIONS, COPYRIGHTS, ETC.
     ----------------------------

     A.   Rights in Inventions. All inventions, discoveries, developments, and
          --------------------
improvements made, conceived or reduced to practice by Consultant or his agents under or arising out of this Agreement ("Inventions") shall, whether or not such Inventions are patentable or copyrightable or made or conceived or reduced to practice or learned by Consultant or his agents either alone or jointly with others, become and remain the sole and exclusive property of Company. Consultant shall immediately notify Company in writing of, and provide detailed information concerning all such Inventions, and hereby transfers and assigns all of his rights, title, and interests in and to any such Inventions to Company, irrespective of whether or not any patent application is, or has been, filed for such Inventions. During and after the term of this Agreement, Consultant shall, at Company's request and Company's expense and through attorneys and representatives designated by Company, assist Company in making applications for Letters Patent in the United States and/or other countries for all such Inventions. Consultant will take whatever steps are necessary to have assigned to Company all such applications, and to protect Company's rights and vest in Company all rights, title, and interests in and to the Inventions and such Letters Patent.

     B.   Copyrights. Consultant hereby assigns to Company all of his rights,
          ----------
title, and interests in and to all copyrights on all writings, documents, reports, papers, drawings, tabulations, books, computer programs, and other works written or made by Consultant or his agents under or arising out of this Agreement ("Material"). All Materials developed by Consultant or its agents under this Agreement are to be considered works made for hire as that term is defined in Section 101 of the Copyright Act (17 U.S.C. (S) 101) and are the sole and exclusive property of Company. To the extent that any such works may not be considered works made for hire for Company under applicable law, Consultant hereby assigns to Company and, upon their creation, will automatically assign to Company the ownership of such works, including copyright interests and any other intellectual property therein, without the necessity of any further consideration. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Consultant hereby waives such Moral Rights and consents to any action of the Company that would violate such Moral Rights in the absence of such consent. Consultant will confirm any such waivers and consents from time to time as requested by the Company.

     C.   Attorney-In-Fact. In the event that Company is unable for any reason
          ----------------
whatsoever to secure Consultant's signature to any lawful and necessary document required to apply for or execute any Letters Patent or other application with respect to such an Invention (including

                                       3
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renewals, extensions, continuations, divisions, or continuations in part of any
Inventions), Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Consultant's agents and attorneys-in-fact to act for and in Consultant's behalf and to execute and file any such Letters Patent and applications and to do all other lawfully permitted acts to further the prosecution of the application with the same legal force and effect as if executed by Consultant.

V.   NON-COMPETITION
     ---------------

     A. Consultant acknowledges that Company and its Affiliates have invested substantial time, money and resources in the development and retention of their Inventions, Confidential Information (including trade secrets), customers, accounts and business partners, and further acknowledges that during the course of Consultant's prior employment with Company and present consultant relationship with Company and its Affiliates, Consultant has had and will have access to Company's and/or its Affiliates' Inventions and Confidential Information (including trade secrets), and will be introduced to existing and prospective customers, accounts and business partners of Company and/or its Affiliates. Consultant acknowledges and agrees that any and all "goodwill" associated with any existing or prospective customer, account or business partner belongs exclusively to Company and/or its Affiliates, including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between Consultant and any existing or prospective customers, accounts or business partners. Additionally, the parties acknowledge and agree that Consultant possesses skills that are special, unique or extraordinary and that the value of Company and its Affiliates depends upon his use of such skills on their behalf.

     B.   In recognition of this, the Consultant covenants and agrees that:

          1. During the term of this Agreement, and for a period of one (1) year thereafter, Consultant may not, without the prior written consent of Company, (whether as an employee, agent, servant, owner, partner, consultant, independent contractor, representative, stockholder or in any other capacity whatsoever) perform any work competitive in any way to the actual or planned business of Company and/or its Affiliates on behalf of any entity or person other than Company and/or its Affiliates (including Consultant).

          2. During the term of this Agreement, and for a period of one (1) year thereafter, Consultant may not entice, solicit or encourage any Company or Affiliate employee to leave the employ of Company or its Affiliates or any independent contractor to sever its engagement with the Company and/or its Affiliates, absent prior written consent to do so from Company.

          3. During the term of this Agreement, and for a period of one (1) year thereafter, Consultant may not, directly or indirectly, entice, solicit or encourage any customer or prospective customer of Company and/or its Affiliates to cease doing business with Company and/or its Affiliates, reduce its relationship with Company and/or its Affiliates or refrain from establishing or expanding a relationship with Company and/or its Affiliates.

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VI.   RETURN OF PROPERTY
      ------------------

      A. Upon the termination of this Agreement for any reason whatsoever, Consultant agrees to end all further use and utilization of, and to immediately return to Company and/or its Affiliates, without limitation, Inventions, papers, drawings, tabulations, reports, computer programs, other documents or equipment, furnished by Company and/or its Affiliates or created or prepared by Consultant, either alone or jointly with others, pursuant to the provisions or requirements of this Agreement, and any tools or facilities furnished by Company and/or its Affiliates to Consultant or his agents.

VII.  TERMINATION
      -----------

      A. Company may terminate this Agreement immediately without further payment to Consultant if:

           1.   Consultant materially breaches any provision of this Agreement;

           2. Consultant does not satisfactorily perform the Services agreed upon in this Agreement; and

           3. Consultant commits, attempts to commit, engages in or conspires to commit any crime or act involving fraud, misrepresentation or gross misconduct against the Company.

      B. Upon any termination under this Article VII, Consultant will immediately stop performing all Services unless otherwise directed by Company in writing. Within thirty (30) days after receipt from Consultant of a statement of services rendered, Company shall pay Consultant for all work properly completed prior to the termination.

VIII. NOTICE
      ------

      A. Any notice given under this Agreement shall be delivered personally or be written or telegraphic. Written notice shall be sent via next-day delivery or facsimile and by registered or certified mail, postage prepaid, return receipt requested. Any telegraphic notice must be followed within three (3) days by written notice. All notice shall be effective when first received at the following addresses except that any notice of change of address will be deemed effective only upon receipt by the party to whom it is directed:

If to Consultant to:

      BUSINESSLINER, INC.
      _____________________
      _____________________
      _____________________

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If to Company to:

     PRESIDENT
     CREDIT MANAGEMENT SOLUTIONS, INC.
     135 National Business Parkway
     Annapolis Junction, MD 20701
     (With a copy to General Counsel)

IX.  COMPLIANCE WITH APPLICABLE LAWS
     -------------------------------

     A. Consultant warrants that the Services performed under this Agreement shall comply with all applicable federal, state and local laws and regulations.

     B. Consultant's performance under this Agreement shall be conducted with due diligence and in full compliance with the highest professional standards of practice in the industry. Consultant shall comply with all applicable laws and Company and/or its Affiliates' safety rules in the course of performing the Services. If Consultant's work requires a license, Consultant has obtained that license and the license is in full force and effect.

X.   INDEPENDENT CONTRACTOR. Nothing herein contained shall be deemed to create
     ----------------------
an agency, joint venture, partnership or franchise relationship between parties hereto. Consultant acknowledges that he and his agents are independent contractors, and not agents or employees of the company or its affiliates and are not entitled to any company or affiliate employment rights or benefits and are not authorized to act on behalf of company or its affiliates. Consultant shall be solely responsible for any and all tax obligations of consultant, including but not limited to, all city, state and federal income taxes, social security withholding tax and other self employment tax incurred by consultant. Company and its affiliates shall not dictate the work hours of consultant or his agents during the term of this agreement. Anything herein to the contrary notwithstanding, the parties hereby acknowledge and agree that company and its affiliates shall have no right to control the manner, means, or method by which consultant performs the services called for by this agreement. Rather, company and its affiliates shall be entitled only to direct consultant with respect to the elements of services to be performed by consultant and the results to be derived by company and its affiliates, to inform consultant as to where and when such services shall be performed, and to review and assess the performance of such services by consultant for the limited purposes of assuring that such services have been performed and confirming that such results were satisfactory. Company and its affiliates shall be entitled to exercise broad general power of supervision and control over the results of work performed by consultant's personnel to ensure satisfactory performance, including the right to inspect, the right to stop work, the right to make suggestions or recommendations as to the details of the work, and the right to propose modifications to the work.

XI.  INDEMNIFICATION AND WARRANTIES. Consultant warrants that he shall have good
     ------------------------------
and marketable title to all of the inventions, information, material, work, or product made, created, conceived, written, invented, or provided by consultant pursuant to the provisions of this agreement ("product") except with respect to company's and/or its

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affiliates' rights, title and interests in the product created hereunder.
Consultant further warrants that the product shall be free and clear of all liens, claims, encumbrances, or demands of third parties other than company and/or its affiliates, including any claims by any such third parties of any rights, title, or interests in or to the product arising out of any trade secret, copyright, or patent. Consultant further warrants that his performance of all the terms of this agreement will not conflict with any federal, state or local laws, rules or regulations or proprietary rights of others or breach any agreement or arrangement by which consultant is bound, including, without limitation, any agreement to keep in confidence proprietary information acquired by consultant in confidence or in trust prior to his performance of the services for company and/or its affiliates. Consultant shall indemnify, defend, and hold harmless company and/or its affiliates and their customers from any and all liabilities, losses, costs, damages, judgments, or expenses (including reasonable attorneys' fees) resulting from or arising in any way out of any such claims by any third parties, and/or which are based upon, or are the result of any breach of the warranties contained in this section B.

XII. GENERAL
     -------

     A.   Assignment. Company shall have the right to assign, delegate, or
          ----------
transfer at any time, in whole or in part, any or all of the rights, duties, and interests herein granted without the necessity of obtaining the consent of Consultant. Consultant acknowledges that this is a personal service contract and agrees not to assign any rights or delegate any duties hereunder without the prior written consent of Company.

     B.   Controlling Law. This Agreement will be governed by those laws of the
          ---------------
State of Maryland.

     C.   Amendment. Except as otherwise provided herein, this Agreement may be
          ---------
modified, amended, or any provision waived only by a written instrument signed by Consultant and Company.

     D.   Entire Agreement. This Agreement and the Attachments hereto constitute
          ----------------
the entire agreement and set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all prior agreements, covenants, arrangements, letters, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party, and may not be modified, amended or terminated by mutual consent except by a written agreement specifically referring to this Agreement signed by the parties hereto and any other party to be charged.

     E.   Severability. In the event any one or more of the provisions of this
          ------------
Agreement are unenforceable, the remainder of the Agreement will be unimpaired. Any unenforceable provision will be replaced by a mutually acceptable provision which comes closest to the intention of the parties at the time the original provision was agreed upon.

     F.   Headings. The Article and Section headings in this Agreement are for
          --------
purposes of reference only.

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     G.   Right to Reproduce Consultant's Name. Consultant hereby grants
          ------------------------------------
Company, its designees, licensees, or successors, the right to reproduce, print, publish, or disseminate in any medium Consultant's name (including, without limitation, all professional, group, individual, and other assumed or fictitious names used by Consultant, if any) and biographical material concerning Consultant, as news or information, for purposes of trade, or for advertising purposes.

     H.   Waiver. Company's failure at any time to require strict performance by
          ------
Consultant of any of the provisions hereof shall not waive or diminish Company's rights thereafter to demand strict compliance therewith or with any other provisions hereof. Waiver by Company of any default by Consultant shall not waive any other or similar default by Consultant.

     I.   Confidentiality. Consultant and Company agree that no information
          ---------------
concerning the terms of this Agreement may be disclosed to third-parties except as required by law.


          IN WITNESS WHEREOF, the parties hereto, each acting under due and proper authority, and each intending to be legally bound, have executed this Agreement on the date and year first above written.



CREDIT MANAGEMENT SOLUTIONS,                 BUSINESSLINER, INC.:
INC.:


By: /s/ Scott Freiman                        By: /s/ James R. DeFrancesco
   ________________________                      _________________________
   Name/Title: CEO                               Name/Title: President

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                                  SCHEDULE A

                                 SCOPE OF WORK
                                 -------------

          Consultant shall provide the following services in accordance with the terms and conditions of the Agreement dated of even date herewith by and between Consultant and Company to which this Schedule A is attached:

          Through James DeFrancesco only, provide advice and guidance on corporate transactions, strategic relationships, and product, marketing and sales strategies; attend client meetings, trade shows and corporate and marketing events; otherwise provide Company and its Affiliates with support in furtherance of their business interests.